                                                                       EXHIBIT 1


                          Willis Group Holdings Limited

                              17,500,000 Shares a/
                                  Common Stock
                              ($0.000115 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                November 8, 2001

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Warburg LLC
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Profit Sharing (Overseas), Limited Partnership, a limited partnership formed pursuant to the laws of the Province of Alberta ("Overseas"), Fisher Capital Corp. L.L.C., a Delaware limited liability company ("Fisher Capital"), and the other persons named in Schedule II hereto (collectively with Overseas and Fisher Capital, the "Selling Stockholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 17,500,000 shares of Common Stock, par value $0.000115 per share ("Common Stock"), of Willis Group Holdings Limited, a Bermuda company (the "Company") (said shares to be sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 2,625,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives





--------
     a/ Plus an option to purchase from the Selling Stockholders, up to 2,625,000 additional shares of Common Stock to cover over-allotments.

as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.


                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

                           (i) The Company has prepared and filed with the
                  Commission a registration statement (file number 333-72450) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                           (ii) On the Effective Date, the Registration
                  Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing

                  Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Stockholder or Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                           (iii) Each of the Company and its subsidiaries (other
                  than Sovereign Marine & General Insurance Company Limited and its subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized with requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                           (iv) All the outstanding common equity interests in
                  each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth on Schedule III, all outstanding common equity interests in each subsidiary are owned by the Company either directly or indirectly and, except as set forth in the

                  Prospectus, are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                           (v) The Company's authorized equity capitalization as
                  of September 30, 2001 is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock, including the Securities, have been duly authorized and validly issued and are fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, on the New York Stock Exchange; on the Closing Date the certificates for the Underwritten Securities will be in valid and sufficient form; in the event that Option Securities are purchased, on the Closing Date or any settlement date, as applicable, the certificates for such Option Securities will be in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                           (vi) The descriptions in the Prospectus (exclusive of
                  any supplement thereto) of statutes, and other laws, rules and regulations, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information that is required to be described therein under the Act; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company.

                           (viii) The Company is not and, after giving effect to
                  the offering and sale of the Securities as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                           (ix) No consent, approval, authorization, filing,
                  order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) that (i) the consent of the Bermuda Monetary Authority (the "Authority") is required and has been obtained for the sale and subsequent transferability of the Securities; and (ii) the Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda; (2) such as have been obtained under the Act; and (3) such as may be required under the state securities laws ("Blue Sky laws") of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                           (x) None of the execution and delivery of this
                  Agreement, the sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the Memorandum of Association or Bye-laws of the Company or the charter or by-laws (or similar organizational documents) of any of the Company's subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or is bound or to which its or their properties or assets are subject (collectively, "Contracts") or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (xi) The consolidated historical financial statements
                  of the Company and its consolidated subsidiaries, and the related notes thereto, included in the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act, including the Division of Corporate Finance:
                  International Financial Reporting and Disclosure Issues, dated July 21, 2000, and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

                           (xii) Except as disclosed in the Prospectus
                  (exclusive of any supplement thereto), there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or to the knowledge of the Company or any of its subsidiaries threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the business, property or assets of the Company or any of its subsidiaries is or may be subject, (ii) to the Company's knowledge, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject, that has been issued and is outstanding that, in the case of clauses (i), (ii) or
                  (iii) above (x) would reasonably be expected to have a Material Adverse Effect or (y) seeks to restrain, enjoin, interfere with, or would reasonably be expected to adversely affect in any material respect, the performance of this Agreement or any of the transactions contemplated by this Agreement; and the Company and each of its subsidiaries has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus.

                           (xiii) None of the Company or its Subsidiaries is (i)
                  in violation of its charter or by-laws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or its Subsidiaries or any of their properties or assets or (iii) in breach or default in the performance of any Contract, except, in the case of clauses
                  (i), (ii) and (iii) (and in the case of clause (i), only with respect to the Subsidiaries) for any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xiv) Deloitte & Touche, who have certified certain
                  financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder. Ernst & Young, who have certified certain financial statements and financial statement schedules of Willis Corroon Group Limited for all years prior to 1999 included in the Willis Corroon Corporation Registration Statement on Form F-4 (File No. 333-74483) (the "Willis Corroon Corporation Form F-4"), were at such time independent public accountants with respect to Willis Corroon Group Limited within the meaning of the Act and the applicable rules and regulations thereunder.

                           (xv) No stamp duty, stock exchange tax, value-added
                  tax, withholding or any other similar duty or tax is payable in the United States, the United Kingdom, Bermuda or any other jurisdiction in which either the Company or any of its subsidiaries is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Company or the sale or delivery of the Securities by the Selling Stockholders to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement and the Prospectus.

                           (xvi) Each of the Company and its subsidiaries has
                  filed all necessary federal, state and foreign (including, without limitation, United Kingdom and Bermuda) income and franchise tax returns required to be filed to the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all material taxes shown as due thereon; and other than tax deficiencies which the Company or any subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           (xvii) Each of the Company and its subsidiaries has
                  good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, to all property and assets described in the Prospectus as being owned by it and good title to all leasehold estates in the real property described in the Prospectus as being leased by it except for
                  (i) liens for taxes not yet due and payable, (ii) liens and encumbrances that are contemplated by the Senior Credit Facility, (iii) liens, claims, encumbrances and restrictions that do not materially interfere with the use made and proposed to be made of such properties (including, without limitation, purchase money mortgages), and (iv) to the extent the failure to have such title or the existence of such liens, claims, encumbrances and restrictions would not reasonably be expected to have a Material Adverse Effect.

                           (xviii) Neither the Company nor any of its
                  subsidiaries is involved in any labor dispute nor, to the best of the knowledge of the Company and its subsidiaries, is any labor dispute threatened which, if such dispute were to occur, would reasonably be expected to have a Material Adverse Effect.

                          (xix) The Company and each of its subsidiaries
                  maintain insurance insuring against such losses and risks as the Company reasonably believes is adequate to protect the Company and each of its subsidiaries and their respective businesses, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect; none of the Company or its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto).

                           (xx) Under the current laws and regulations of
                  Bermuda, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda will not be subject to income, withholding or other taxes under the laws or regulations of Bermuda and will otherwise be free of any other tax, duty, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda.

                           (xxi) Each of the Company and its subsidiaries
                  possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all appropriate federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on the business of the Company and its subsidiaries as now conducted as set forth in the Prospectus, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect ("Permits"); each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and, to the best knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such impairment, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xxii) Each of the Company and its subsidiaries
                  maintain a system
                  of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with United States generally accepted accounting principles.

                           (xxiii) The Company has not taken, directly or
                  indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (xxiv) Except as would not, individually or in the
                  aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and its subsidiaries, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"). The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
                  (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Company or its subsidiaries has received any written notice and there is no pending or, to the best knowledge of the Company and its subsidiaries, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location owned by the Company or any subsidiary, or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability would be required to be described in the Registration Statement under the Act, or (y) which alleged or potential liability would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xxv) None of the Company or its subsidiaries has any
                  material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which it makes or ever has made a contribution and in which any employee of it is or has ever been a participant. With respect to such plans, each of the Company and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. In addition, the Company has caused (i) all pension schemes maintained by or for the benefit of any of its subsidiaries organized under the laws of England and Wales or any of its employees to be maintained and operated in all material respects in accordance with all applicable laws from time to time and (ii) all such pension schemes to be funded in accordance with the governing provisions of such schemes, except to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xxvi) The subsidiaries listed on Schedule IV
                  attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

                           (xxvii) The Company and each of its subsidiaries own
                  or possess adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and copyrights necessary to conduct the business described in the Prospectus, except where the failure to own or possess or have the ability to acquire any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights which, if such assertion of infringement or conflict were sustained, would individually or in the aggregate, reasonably be expected to have a Material Adverse

                  Effect.

                           (xxviii) None of the Company or its subsidiaries or
                  its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the United Kingdom or Bermuda.

                           (xxix) The Company is a "foreign private issuer" as
                  defined by Rule 405 of the Act.

                           (xxx) To ensure the legality, validity,
                  enforceability and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in Bermuda, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in Bermuda or any stamp or similar tax be paid in Bermuda on or in respect of this Agreement, the Securities or any such other document except that (i) the consent of the Authority is required and has been obtained for the sale and subsequent transferability of the Securities; and (ii) the Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda.

                           (xxxi) Each offer or sale of securities in connection
                  with the transactions described in the Registration Statement under the heading "Recent Sales of Unregistered Securities" was exempt from, or not subject to, the registration requirements of the Act, and no offer or sale of a security of the Company or any of its subsidiaries has been or will be made that would be integrated for purposes of the Act with the offering of the Securities contemplated in this Agreement.

                           (xxxii) The Company has duly and irrevocably
                  appointed William P. Bowden, Jr., Willis Group Holdings Limited, 7 Hanover Square, New York, New York, 10004, as its agent to receive service of process with respect to actions arising out of or in connection with (i) this Agreement; and
                  (ii) violations of United States federal securities laws relating to offers and sales of the Securities.

                           (xxxiii) Under Bermuda law the Underwriters will not
                  be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of this Agreement to which they are a party or the transactions contemplated hereby. It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of this Agreement.

                           (xxxiv) A final and conclusive judgment of a court
                  located outside Bermuda against the Company based upon this Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the federal and state courts of the Borough of Manhattan in New York City) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such court located outside Bermuda.

                           (xxxv) The Company beneficially owns 100% of the
                  issued share capital of TAI Limited.

                           (xxxvi) All currently outstanding shares of Common
                  Stock held by directors, officers and other employees (including former employees) of the Company or its subsidiaries, and all shares of Common Stock that will be issued pursuant to any employee stock option plan, stock ownership plan, stock purchase plan, dividend reinvestment plan or other employee or director benefit plan (other than the shares held pursuant to the 2001 Share Purchase and Option Plan, Employee Stock Purchase Plan and Sharesave Plan) of the Company to, or that will be issued upon the exercise of options by, such directors, officers or other employees of the Company or its subsidiaries (the "Management Shares") are subject to the provisions of various Management and Employee Shareholders' and Subscription Agreements (the "Shareholders' Agreement"), true and complete copies of which have been provided to the Representatives prior to the date of this Agreement; pursuant to the Shareholders' Agreement, no officer or other employee is permitted to sell, transfer, assign, pledge or hypothecate its shares of Common Stock prior to the sixth anniversary of the date such officer or other employee purchased shares (except that he may sell his shares under an effective registration statement or pursuant to sale participation rights at the time Overseas sells its shares;
                  it being understood that the Company or Mourant & Co.
                  Trustees Limited may repurchase such portion of his shares as he would have been permitted to include in the Registration Statement in lieu of including such shares in the offering contemplated by this Agreement), and, in any event, prior to the 135th day following the sale of the Securities as contemplated hereby, in each case without the prior written consent of the Company (the "Management
                  Transfer Restrictions"); and prior to the date of this Agreement the shares of Common Stock held by Overseas, Fisher Capital and the members of the Consortium, together with the Management Shares, comprise 84% of the issued
                  Common Stock.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

                           (i) Such Selling Stockholder is the record owner of
                  the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank.

                           (ii) Such Selling Stockholder has not taken, directly
                  or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (iii) Certificates in negotiable form for the
                  Securities of such Selling Stockholder, other than Overseas and Fisher Capital, have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with A. S. & K. Services Ltd. as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                           (iv) No consent, approval, authorization, filing,
                  order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Securities by such Selling Stockholder, except (1) that (i) the consent of the Authority is required and has been obtained for the sale and subsequent transferability of the Securities; and (ii) the Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda; (2) such as have been obtained under the Act; and (3) such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                           (v) Neither the sale of the Securities being sold by
                  such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if applicable, the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or, if applicable, any of its subsidiaries, is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or, if applicable, any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or, if applicable, any of its subsidiaries.

                           (vi) The sale of Securities by such Selling
                  Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                           (vii) In respect of any statements in or omissions
                  from the Registration Statement or the Prospectus or any supplements thereto, in each case made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such statements comply in all material respects with the applicable requirements of the Act and the rules thereunder; and on the Effective Date, at the Execution Time, on the date of any filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date and any settlement date, such statements did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Any certificate signed by any Selling Stockholder and, if applicable, any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder agrees to sell to the several Underwriters the amount of Underwritten Securities set forth opposite such Selling Stockholder's name in
Schedule II hereto, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $[ ] per share, such selling Stockholder's proportionate share of the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 2,625,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed in Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November 14, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York 10013, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. AGREEMENTS. (a) The Company agrees with the several Underwriters that:

                           (i) The Company will use its best efforts to cause
                  the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (ii) If, at any time when a prospectus relating to
                  the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will (1) promptly notify the Representatives of any such event, (2) as soon as practicable, prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) thereafter, promptly supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                           (iii) As soon as practicable, the Company will make
                  generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the

                  Act.

                           (iv) The Company will furnish to the Representatives
                  and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                           (v) The Company will cooperate with you and counsel
                  for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.

                            (vi) The Company will not, without the prior
                  written consent of Salomon Smith Barney Inc., (1) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; (2) publicly announce an intention to effect any such transaction; (3) amend, waive or fail to enforce the Management Transfer Restrictions in respect of the Management Shares; or (4) amend, waive or fail to enforce the transfer restrictions implemented in connection with the directed share program undertaken at the time of the Company's initial public offering in June 2001, in the case of clauses (1), (2), (3) or
                  (4) for a period of 135 days after the date of the Underwriting Agreement, PROVIDED, HOWEVER, that the Company or

      21

                  Mourant & Co. Trustees Limited (with respect to clauses (w),
                  (x) and (y) below) may (w) repurchase from the directors, officers and other employees (including former employees) of the Company or its subsidiaries such portion of the shares of each such person as each such person would have been permitted to include in the Registration Statement in lieu of including such shares in the offering contemplated by this Agreement,
                  (x) issue and sell Common Stock and options pursuant to any employee stock option plan, stock ownership plan, stock purchase plan, dividend reinvestment plan or other employee or director benefit plan of the Company described in the Prospectus (upon the terms of such plan as described in the Prospectus), (y) issue Common Stock issuable upon the exercise of options pursuant to any such plans and (z) issue Common Stock as consideration in connection with the acquisition by the Company or any of its subsidiaries of any person (including broker teams) or assets and, in connection therewith, file a registration statement with the SEC, PROVIDED that in the case of this clause (z), such registration does not become effective prior to the expiration of the 135 day period set forth above and the recipient of such Common Stock agrees to sign a lock-up letter having restrictions similar to those set forth in Section 5(b)(i) hereof for the remainder of such 135 day period.

                           (vii) The Company will not take, directly or
                  indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (viii) The Company agrees to pay the costs and
                  expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original sale by the Selling Stockholders to the Underwriters of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities;
                  (5) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification);
                  (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (8) one-half of the aircraft costs; and all other transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders, as previously agreed; (10) the reasonable fees and expenses of the Custodian and the attorneys-in-fact under the Custody Agreement; and (11) all other costs and expenses incurred by the Company that are incidental to the performance by the Company or the Selling Stockholders of their obligations hereunder.

                  (b) Each Selling Stockholder agrees with the several Underwriters that:

                           (i) Such Selling Stockholder will not, without the
                  prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the

                  Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 135 days after the date of the Underwriting Agreement, other than shares of Common Stock (i) disposed of as bona fide gifts approved by Salomon Smith Barney Inc., (ii) transferred by such Selling Stockholder to its affiliates who agree to be bound by the terms hereof and (iii) transferred by such Selling Stockholder to bona fide family members or trusts who agree to be bound by the terms hereof.

                           (ii) Such Selling Stockholder will not take, directly
                  or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (iii) Such Selling Stockholder will advise you
                  promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b);
         and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Simpson Thacher & Bartlett, U.S. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex A hereto.

                  (c) Overseas shall have requested and caused each of Simpson Thacher & Bartlett, U.S. counsel for Overseas, and Gowling Lafleur & Henderson, Canadian counsel for Overseas, to have furnished to the Representatives their opinion, each dated the Closing Date and addressed to the Representatives in the form set forth on Annex A hereto (in the case of the opinion of Simpson Thacher & Bartlett) and in the form set forth on Annex B hereto (in the case of the opinion of Gowling Lafleur & Henderson).

                  (d) Each Selling Stockholder other than Overseas shall have requested and caused counsel for such Selling Stockholder reasonably acceptable to the Underwriters to have furnished to the Representatives their opinion under New York law (with respect to the validity of the Custody Agreement, if applicable, and clauses (ii) and (iii) below) and under the law of the jurisdiction of formation of such Selling Stockholder (with respect to clauses (i), (iii) and (iv) below), dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) this Agreement and, if applicable, the Custody
                  Agreement have been duly authorized (if applicable), executed and delivered by such Selling Stockholder, if applicable, the Custody Agreement is valid and binding on such Selling Stockholder and such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and, if applicable, the Custody Agreement, the Securities being sold by such Selling Stockholder hereunder;

                           (ii) assuming that each Underwriter acquires its
                  interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities;

                           (iii) no consent, approval, authorization, filing,
                  order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) that (i) the consent of the Authority is required and has been obtained for the sale and subsequent transferability of the Securities; and
                  (ii) the Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda; (2) such as have been obtained under the Act; and (3) such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus; and

                           (iv) neither the sale of the Securities being sold by
                  such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if applicable, the charter, by-laws or other similar organizational documents of such Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder or, if applicable, any of its subsidiaries, is a party or bound, or any judgment, order or decree known to such counsel to be applicable to such Selling Stockholder or, if applicable, any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or, if applicable, any of its subsidiaries.

                  (e) The Company shall have requested and caused Appleby Spurling &

         Kempe, Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.

                  (f) Oliver Goodinge, Esq., the Company's Assistant General Counsel, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex D hereto.

                  (g) William P. Bowden, Jr., the Company's General Counsel, shall have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex E hereto.

                  (h) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Company shall have furnished to the Representatives a certificate of the Company, signed by Thomas Colraine and William P. Bowden, Jr., Esq., dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto), there has been no event or development that has had, or that would reasonably be expected to have, a Material Adverse Effect.

                 (j) Each Selling Stockholder that has not delivered an executed Custody Agreement shall have furnished to the Representatives a certificate, signed by its principal financial or accounting officer, general partner or managing member, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (k) The Company shall have requested and caused Deloitte & Touche to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month periods ended September 30, 2000 and 2001, in accordance with Statement on Accounting Matters No. 71, and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, including the Division of Corporate Finance: International Financial Reporting and Disclosure Issues, dated July 21, 2000;

                           (ii) on the basis of carrying out certain
                  specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company and the Subsidiaries and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2000, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form F-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                                    (2) with respect to the period subsequent to
                           September 30, 2001, there were any changes, at a specified date not more than five days prior to the date of the letter and excluding any charge for stock-based performance options booked after September 30, 2001, in the total long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the total stockholders' equity of the Company as compared with the amounts shown on the September 30, 2001 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 2001 to such specified date, excluding the charge for stock-based performance options and excluding any dilutitive effect of shares issued in the initial public offering in June 2001, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income, operating income, EBITDA or basic and diluted net earnings per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                                    (3) the information included in the
                           Registration Statement and Prospectus in response to Form 20-F, Item 3.A. (Key

                           Information - Selected Financial Data), Item 8 (Financial Information) and Item 6.B. (Directors, Senior Management and Employees - Compensation) is not in conformity with the applicable disclosure requirements of Form 20-F and Regulation S-K; and

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus that has previously been identified to you agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         References to the Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

                  (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (k) of this Section 6 or (ii) any change, or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

                  (n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019-7475 on the Closing Date.

                  7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand accompanied by reasonable supporting documentation for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other foreign, federal, state or statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; PROVIDED, FURTHER, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) the Company had previously furnished copies of the Prospectus to the Representatives, (ii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; and such indemnity will be limited to an amount equal to the aggregate gross proceeds, net of the underwriting discounts, received by such Selling Stockholder from the sale of the Securities to the Underwriters. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. Each Underwriter acknowledges that the name of each Selling Stockholder, the number of securities each Selling Stockholder is offering, in the case of Overseas only, the first and second sentences under the caption "Business--Competitive Strengths--Strong Sponsorship" with respect to Overseas in the Prospectus and the information set forth in the last six paragraphs under the caption "Description of Material Indebtedness-- Preference Shares" with respect to each such Selling Stockholder other than Overseas and Fisher Capital in the Prospectus constitute the only information furnished in writing by or on behalf of each of the Selling Stockholders for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the third paragraph, (iii) the eighth, ninth and tenth paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and (iv) the seventeenth paragraph relating to electronic prospectuses and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (e) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each of the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, each of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by each of the Selling Stockholders and by the Underwriters from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each of the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of each of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and/or by each of the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, such Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the contribution agreement contained in this Section 8 shall be limited to an amount equal to the aggregate gross proceeds, net of underwriting discounts, received by such Selling Stockholder from the sale of the Securities to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  (g) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any failure or alleged failure by the Company to comply with the terms of the Consortium Registration Rights Agreement, the Profit Sharing Registration Rights Agreement or the Management Registration Rights Agreement in connection with the transactions contemplated by this Agreement.

                  9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if
(a) at any time subsequent to the execution and delivery of this Agreement and prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the United Kingdom of a national emergency or war, or other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iii), the effect of such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to 44(0)20 7481 7183 and confirmed to it at Ten Trinity Square, London, England, EC3P 3AX, Attention: Corporate Secretary; or if sent to the Selling Stockholders, will be mailed, delivered or telefaxed to each of the addresses or telefax numbers set forth in Schedule II hereto.

                  13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Company and each Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Consortium" shall mean Axa Insurance UK plc, Axa General Insurance Group plc, Royal & Sun Alliance Insurance Group plc, The Chubb Corporation, The Hartford Financial Services Group, Inc., Travelers Casualty and Surety Company and The Tokio Marine and Fire Insurance Co., Limited.

                  "Consortium Registration Rights Agreement" shall mean the Registration Rights Agreement dated July 21, 1998, among the Company and the Consortium, as amended prior to the date of this Agreement.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Management Registration Rights Agreement" shall mean the Management and Employee Shareholders' and Subscription Agreements dated December 18, 1998, May 7, 1999, December 20, 1999, July 6, 2000, July
         13, 2000, October 5, 2000, October 15, 2000, December 29, 2000 and
         January 19, 2001 among TA I Limited, Mourant & Co. Trustees Limited and certain management members of TA I Limited and its subsidiaries, as amended prior to the date of this Agreement.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Profit Sharing Registration Rights Agreement" shall mean the Registration Rights Agreement dated December 18, 1998 between TA I Limited and Overseas, as amended prior to the date of this Agreement.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

                  "Senior Credit Facility" shall mean the Credit Agreement, dated as of July 22, 1998, and amended and restated as of February 19, 1999 and amended as of January 1, 2001 among Willis Corroon Corporation, as borrower, Willis Corroon Group Limited and Trinity Acquisition plc, as guarantors, the Lenders thereunder and the Chase Manhattan Bank, as administrative agent and collateral agent.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                           Very truly yours,

                                           WILLIS GROUP HOLDINGS LIMITED

                                                 by
                                                      ..........................
                                                      Name:
                                                      Title:


                                           PROFIT SHARING (OVERSEAS), LIMITED
                                           PARTNERSHIP

                                                 by   KKR 1996 FUND (OVERSEAS),
                                                      LIMITED PARTNERSHIP,
                                                      its general partner,

                                                 by   KKR ASSOCIATES II (1996),
                                                      LIMITED PARTNERSHIP,
                                                      its general partner,

                                                 by   KKR 1996 OVERSEAS LIMITED,
                                                      its general partner,

                                                 by
                                                      ..........................
                                                      Name:
                                                      Title:


                                           FISHER CAPITAL CORP. L.L.C.

                                                 by
                                                      ..........................
                                                      Name:
                                                      Title:



                                            THE SELLING STOCKHOLDERS SET FORTH
                                            IN SCHEDULE II HERETO (OTHER THAN
                                            OVERSEAS AND FISHER CAPITAL)

                                                  by
                                                       .........................
                                                       Name:
                                                       Title:  Attorney-in-fact
                                                             for the Selling
                                                             Stockholders (other
                                                             than Overseas and
                                                             Fisher Capital)


                                                  by
                                                       .........................
                                                       Name:
                                                       Title:  Attorney-in-fact
                                                             for the Selling
                                                             Stockholders (other
                                                             than Overseas and
                                                             Fisher Capital)

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.,

      by
           ..............................
           Name:
           Title:

For itself and the other several
Underwriters named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I



UNDERWRITERS                                              NUMBER OF UNDERWRITTEN
                                                             SECURITIES TO BE
                                                              PURCHASED

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
UBS Warburg LLC

                                   SCHEDULE II



                                  NUMBER OF UNDERWRITTEN       MAXIMUM NUMBER
                                   SECURITIES TO BE SOLD    OF OPTION SECURITIES
SELLING STOCKHOLDERS:                                            TO BE SOLD
--------------------                                             ----------

Profit Sharing (Overseas),
Limited Partnership
Ugland House
P.O. Box 309
George Town, Grand Cayman
Cayman Islands, B.W.I.
Fax:  [                ]

Fisher Capital Corp. L.L.C. 8
Clarke Drive
Cranbury, NJ 08512
Fax: (609) 409-1235

Axa Insurance UK plc
107 Cheapside
London, EC2V 6DU
England
Fax:  011-44-207-796-2910

Axa General Insurance Limited
107 Cheapside
London, EC2V 6DU
England
Fax:  011-44-207-796-2910

Royal & Sun Alliance Insurance
Group plc
30 Berkeley Square
London W1J 6EW
England
Fax:  (704) 522-2313

The Chubb Corporation
15 Mountain View Road
Warren, NJ 07059
Fax:  (908) 903-3607

Nutmeg Insurance Company
55 Farmington Avenue, 9th Floor
Hartford, CT 06115
Fax:  (860) 547-6959

Travelers Casualty and Surety
Company
242 Trumbull Street
P.O. Box 156449
Hartford, CT 06115
Fax:  (860) 954-3730

The Tokio Marine and Fire Insurance
Co., Ltd.
2-1 Marunouchi 1-Chome
Chiyoda-Ku
Tokyo, 100
Japan
Fax:  011-81-3-5223-3537

                                       -------------           -------------
      Total .....................
                                       =============           =============

                                  SCHEDULE III

COMPANY NAME                                                             OWNED

Venture Reinsurance Company Limited                                         90%
Willis SA                                                                   60%
Willis Faber Chile Limitada                                                100%
       Willis Faber Chile Corredores de Reaseguro Limitada                99.8%
Willis Correa Insurance Service Limitada                                    80%
Suma Corresdores de Seguros S.A.                                            51%
PT Willis Corroon BancBali                                               50.34%
BMZ-Willis Agente de Seguros y de Fianza, S.A. de C.V.                      51%
Willis Sev Dahl AS                                                        50.1%
       Willis Sev Dahl Stavanger AS                                        100%
Willis Polska S.A.                                                          70%
Willis South Africa Pty Limited                                             70%
Bolgey Holding S.A.                                                         60%
       Willis Iberia Correduria de Seguros y Reaseguros SA                 100%
              Willis Correstores de Seguros Limitada                       100%
              S&C Willis Corroon Correduria de Seguros S.A                  58%
              Willis ANDAL Correduria de Seguros SA (Seville)              100%
       V.M. Oficina Tecnia Correduria de Seguro s y Reaseguros S.A.        100%
Willis AB                                                                 77.8%
       Willis Employee Benefits AB                                          93%
Willis Faber Kirke Van-Orsdel Limited (in liquidation)                      51%
Willis New Zealand Limited                                                  99%
Willis B.V.                                                                100%
       Rontarca-Prima Y Asociados, C.A.                                     51%
       Plan Administrativo Rontarca Salud, C.A.                             51%
       Segur Auto 911, C.A.                                                 51%
       C.A. Prima                                                           51%
Gras Savoye Willis S.A.                                                     99%
Willis Kft                                                                  80%
Willis Italia Holding S.p.A.*                                               50%
       Willis Italia S.p.A Consuletin Generali Assicurativi                100%
       Willis Italia Cargo                                                 100%
       Fiduciaria Immobiliare Emmezeta S.r.l                               100%
              De.Mo.Co. S.r.l.                                             100%

       UTA Willis Corroon Firenze S.R.L.                                   100%
       Willis Italia S.p.A                                                 100%
Willis Re Italia S.p.A.                                                   99.9%
       *      Majority equity interest held.

                                   SCHEDULE IV


Significant Subsidiaries:

Willis Group Limited
Willis Limited
Willis North America Inc.
Willis Faber Limited